RESECURITIZATION FREE WRITING PROSPECTUS SUPPLEMENT--2006-R2


                                IndyMac MBS, Inc.
                                    Depositor

                        Morgan Stanley & Co. Incorporated
                               Sponsor and Seller

                 Residential Asset Securitization Trust 2006-R2
               Mortgage Pass-Through Certificates, Series 2006-R2
           Distributions payable monthly, beginning November 27, 2006

Consider carefully the risk factors beginning on page 6 in this free writing prospectus supplement and on page 5 in the prospectus attached hereto as Annex I.

The Issuing Entity

The Residential Asset Securitization Trust 2006-R2 will be established to hold assets transferred to it by IndyMac MBS, Inc. The assets held by each issuing entity will generally consist of a percentage ownership interest in a class of previously issued mortgage pass-through certificates representing a senior ownership interest in a pool of mortgage loans secured by one- to four-family residential properties.

The Certificates

IndyMac MBS, Inc. will sell the offered certificates pursuant to a prospectus supplement. The offered certificates will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future distributions secured by the assets held by the issuing entity. The prospectus supplement will specify all of the terms of the classes of certificates.


The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-132042. Before you invest, you should read the prospectus in that registration statement, the prospectus attached to this free writing prospectus as Annex I and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this free writing prospectus supplement has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this free writing prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.



                                                 October 20, 2006

                                Table of Contents

Free Writing Prospectus Supplement                                                                         Page
Summary .................................................................................................     3
Risk Factors ............................................................................................     7
Description of the Deposited Underlying Certificates11
The Seller ..............................................................................................    12
Static Pool Data ........................................................................................    12
The Depositor ...........................................................................................    12
The Issuing Entity ......................................................................................    13
The Trustee .............................................................................................    13
Description of the Certificates .........................................................................    15
Yield, Prepayment and Maturity Considerations ...........................................................    22
Tax Consequences ........................................................................................    22
ERISA Considerations ....................................................................................    22
Index of Defined Terms ..................................................................................    24
Annex I - Prospectus
Annex II - Underlying Prospectus Supplement and Underlying Prospectus
Annex I Prospectus
Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement .......     4
Risk Factors ............................................................................................     5
     Limited Source of Payments -- No Recourse to Sellers, Depositor or Servicer ........................     5
     Credit Enhancement May Not Be Sufficient to Protect You from Losses ................................     6
     Losses on Balloon Payment Mortgages Are Borne by You ...............................................     6
     Multifamily Lending ................................................................................     6
     Junior Liens .......................................................................................     7
     Partially Unsecured Loans ..........................................................................     8
     Home Equity Lines of Credit ........................................................................     8
     Nature of Mortgages ................................................................................     9
     Your Risk of Loss May Be Higher Than You Expect If Your Securities Are Backed by Partially Unsecured
        Home Equity Loans ...............................................................................    13
     Impact of World Events .............................................................................    13
     You Could Be Adversely Affected by Violations of Environmental Laws ................................    13
     Ratings of the Securities Do Not Assure Their Payment ..............................................    14
     Book-Entry Registration ............................................................................    15
     Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans .................................    15
     Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as Principal to Securityholders ..    16
     Secondary Market for the Securities May Not Exist ..................................................    16
     Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities .......    16
     Holders of Original Issue Discount Securities Are Required to Include Original Issue Discount in
        Ordinary Gross Income as It Accrues .............................................................    18

Annex I
-------

                               Table of Contents

Prospects                                                                                                  Page
---------                                                                                                  ----

     The Principal Amount of Securities May Exceed the Market Value of the Issuing Entity Assets ........    18
The Issuing Entity ......................................................................................    19
     The Mortgage Loans--General ........................................................................    20
     Agency Securities ..................................................................................    26
     Private Mortgage-Backed Securities .................................................................    30
     Substitution of Issuing Entity Assets ..............................................................    32
     Available Information ..............................................................................    32
     Incorporation of Certain Documents by Reference;  Reports Filed with the SEC .......................    32
     Reports to Securityholders .........................................................................    33
Use of Proceeds .........................................................................................    34
The Depositor ...........................................................................................    34
Mortgage Loan Program ...................................................................................    35
     Underwriting Standards .............................................................................    35
     Underwriting Process ...............................................................................    35
     Qualifications of Sellers ..........................................................................    36
     Representations by Sellers; Repurchases ............................................................    36
Static Pool Data ........................................................................................    37
Description of the Securities ...........................................................................    38
     General ............................................................................................    39
     Distributions on Securities ........................................................................    41
     Advances ...........................................................................................    42
     Mandatory Auction ..................................................................................    43
     Categories of Classes of Securities ................................................................    43
     Indices Applicable to Floating Rate and Inverse Floating Rate Classes ..............................    45
     Book-Entry Securities ..............................................................................    49
     Global Clearance, Settlement And Tax Documentation Procedures ......................................    52
Credit Enhancement ......................................................................................    55
     General ............................................................................................    55
     Subordination ......................................................................................    56
     Letter of Credit ...................................................................................    57
     Mortgage Pool Insurance Policies ...................................................................    57
     Special Hazard Insurance Policies ..................................................................    58


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

     Bankruptcy Bonds ...................................................................................    59
     Reserve Fund .......................................................................................    59
     Cross Support ......................................................................................    60
     Insurance Policies, Surety Bonds and Guaranties ....................................................    60
     Over-Collateralization .............................................................................    60
     Financial Instruments ..............................................................................    61
     Deposit Agreements .................................................................................    61
Yield and Prepayment Considerations .....................................................................    61
     Prepayment Standards or Models .....................................................................    64
     Yield ..............................................................................................    64
The Agreements ..........................................................................................    64
     Assignment of Issuing Entity Assets ................................................................    64
     Payments on Issuing Entity Assets; Deposits to Security Account ....................................    67
     Pre-Funding Account ................................................................................    69
     Collection Procedures ..............................................................................    69
     The Surety Provider ................................................................................    70
     Hazard Insurance ...................................................................................    71
     Realization upon Defaulted Mortgage Loans ..........................................................    72
     Servicing and Other Compensation and Payment of Expenses ...........................................    75
     Evidence as to Compliance ..........................................................................    75
     List of Securityholders ............................................................................    76
     Certain Matters Regarding the Servicer and the Depositor ...........................................    76
     Events of Default ..................................................................................    77
     Amendment ..........................................................................................    79
     Termination; Optional Termination ..................................................................    81
     The Trustee ........................................................................................    82
Certain Legal Aspects of the Mortgage Loans .............................................................    82
     General ............................................................................................    82
     Foreclosure and Repossession .......................................................................    83
     Rights of Redemption ...............................................................................    85
     Anti-Deficiency Legislation and Other Limitations on Lenders .......................................    85
     Environmental Risks ................................................................................    86
     Due-on-sale Clauses ................................................................................    87
     Prepayment Charges .................................................................................    87
     Applicability of Usury Laws ........................................................................    88
     Servicemembers Civil Relief Act ....................................................................    88
Material Federal Income Tax Consequences ................................................................    88
     General ............................................................................................    88
     Taxation of Debt Securities ........................................................................    89
     REMIC Securities ...................................................................................    95
     Tax Status as a Grantor Trust ......................................................................   103
     Final Trust Reporting Regulations ..................................................................   110
     Tax Characterization of the Issuing Entity as a Partnership ........................................   111
     Tax Consequences to Holders of the Notes ...........................................................   111
     Tax Consequences to Holders of the Certificates ....................................................   113
State Tax Considerations ................................................................................   117
ERISA Considerations ....................................................................................   117
     Exemptions Available to Debt Instruments ...........................................................   117
     Underwriter Exemption ..............................................................................   118
Legal Investment ........................................................................................   121
Method of Distribution ..................................................................................   121
Legal Matters ...........................................................................................   123
Financial Information ...................................................................................   123
Rating ..................................................................................................   123
Index of Principal Terms ................................................................................   124

                                     Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, including the prospectus attached as Annex I, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

Residential Asset Securitization Trust 2006-R2.

The Certificates

The certificates being offered will be specified in the related prospectus supplement.

The Deposited Underlying Certificates

The assets of the issuing entity will consist of a percentage interest in the IndyMac MBS, Inc., Residential Asset Securitization Trust 2006-A1, Class 1-A-1 and Class 1-A-3 Certificates (referred to in this free writing prospectus supplement as the "deposited underlying certificates").

The deposited underlying certificates represent a senior ownership interest in the underlying issuing entity. The assets of the underlying issuing entity consist primarily of a pool of 30-year conventional fixed-rate mortgage loans secured by first liens on one-to four-family residential properties. The underlying issuing entity was comprised of two aggregate loan groups. The mortgage loans in aggregate loan group I relate to the deposited underlying certificates.

See "Description of the Deposited Underlying Certificates" in this free writing prospectus supplement.

Depositor

IndyMac MBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor and Seller

Morgan Stanley & Co. Incorporated

Trustee

Deutsche Bank National Trust Company.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be the 25th day of a month. If the 25th day of a month is not a business day, then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Interest Distributions

Interest will accrue at the rate described in the prospectus supplement for a series of certificates on each interest-bearing class of certificates on the basis of a 360 day year divided into twelve 30 day months. The interest accrual period for any class of adjustable-rate certificates will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. The interest accrual period for each other class of interest-bearing certificates for any distribution date will be the calendar month before the distribution date.

See "Description of the Certificates--Interest" in this free writing prospectus supplement.

If so specified in the prospectus supplement applicable to a series of certificates, the issuing entity may have the benefit of one or more interest rate corridor or cap contracts for the benefit of one or more classes of certificates. Amounts paid under an interest rate corridor or cap contract will be available as described in the final prospectus supplement to pay the yield supplement amount to certain classes of certificates if LIBOR exceeds a rate specified in the prospectus supplement applicable to a series of certificates, subject, if applicable, to a maximum rate.

Payments under an interest rate corridor or cap contract will be made prior to each distribution date as described in the prospectus applicable to a series of certificates to and including the related interest rate corridor or cap contract termination date.

Any amounts received on an interest rate corridor or cap contract on the earlier of the distribution date on which the class certificate balance of the related class or classes is reduced to zero and the related interest rate corridor or cap contract termination date that remain in the related reserve fund after making required distributions on the related class or classes of certificates will be distributed to the cap counterparty on that distribution date, as provided in the pooling and servicing agreement.

See "Description of the Certificates--Yield Supplement Amount" in this free writing prospectus supplement.

Principal Distributions

Principal will be distributed on each class of certificates entitled to receive principal distributions on each distribution date as described in this free writing prospectus supplement.

If so specified in the prospectus supplement applicable to a series of certificates, notional amount certificates may be issued.

See "Description of the Certificates--Principal" in this free writing prospectus supplement.

Optional Termination of the Underlying Issuing Entity

Although there is no optional termination provision in this transaction, the servicer of the mortgage loans held in the underlying issuing entity has the option to purchase all of the remaining assets relating to an aggregate loan group of the issuing entity and retire all related outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans in that aggregate loan group and any related foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate stated principal balance of the mortgage loans in that aggregate loan group as of the cut-off date.

Credit Enhancement for the Certificates

The issuing entity does not include any credit enhancement mechanism. Investors must rely on the credit enhancement features of the underlying issuing entity.

Subordination

In addition to issuing the deposited underlying certificates, the underlying issuing entity issued various other classes of certificates that relate to the same aggregate loan group, including nine other classes of senior certificates. The underlying certificates include six classes of certificates that are subordinated to the deposited underlying certificates. These classes of underlying subordinated certificates related to the deposited underlying certificates provide credit enhancement for the deposited underlying certificates as described in the underlying prospectus supplement under the heading "Credit Enhancement--Subordination." Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses on the related mortgage loans to the subordinated certificates issued by the underlying issuing entity and that are related to the same aggregate loan group as the deposited underlying certificates until the class certificate balances of such subordinated certificates are reduced to zero. However, these subordinated certificates will provide limited protection against net interest shortfalls and certain categories of realized losses such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts specified in the underlying prospectus supplement (referred to as excess losses) and described in this free writing prospectus supplement. Any net interest shortfalls or losses in excess of such amounts on mortgage loans in the related aggregate loan group will be allocated pro rata to all classes of certificates issued by the underlying issuing entity (including the deposited underlying certificates) related to aggregate loan group I, even if the aggregate class certificate balance of the subordinated certificates issued by the underlying issuing entity related to aggregate loan group I has not been reduced to zero.

If any realized losses on the underlying mortgage loans in aggregate loan group I are allocated to the deposited underlying certificates, they will be allocated in the manner described in the prospectus supplement to the offered certificates (other than the notional amount certificates). If any excess losses on the underlying mortgage loans in aggregate loan group I are allocated to the deposited underlying


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

certificates, they will be allocated pro rata among all classes of offered certificates (other than the notional amount certificates).

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the attached prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in pass-through rates on the certificates and/or interest rates on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

      o     one or more reserve funds,

      o     one or more derivative contracts,

      o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

      o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If unanticipated circumstances occur, certificateholders of the applicable series could suffer corresponding reduction in the yields on their investment.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the attached prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights under any trust assets specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the attached prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify the conditions that must be met for any such acquisition.

See "ERISA Considerations" in the attached prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the attached prospectus.

Prospectus

Additional information is contained in the prospectus attached as Annex I and in the underlying prospectus supplement and underlying prospectus attached as Annex II, each of which is incorporated by reference in this free writing prospectus supplement.

                                  Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the attached prospectus.


Your Yield Will Be Affected By     Borrowers may, at their option, prepay the
How Borrowers Prepay Their         underlying mortgage loans in whole or in
Mortgage Loans                     part at any time. We cannot predict the
                                   rate at which borrowers will repay the
                                   underlying mortgage loans. A prepayment of an underlying mortgage loan, however, may result in the receipt of a principal payment on the deposited underlying certificates in accordance with the priority of principal distributions among the classes of mortgage pass-through certificates issued by the underlying issuing entity. This, in turn, may result in a prepayment on the offered certificates.

                                   o        If you purchase your certificates
                                            at a discount and principal is
                                            repaid slower than you anticipate,
                                            then your yield may be lower than
                                            you anticipate.

                                   o        If you purchase notional amount
                                            certificates or your certificates
                                            at a premium and principal is
                                            repaid faster than you anticipate,
                                            then your yield may be lower than
                                            you anticipate.

                                   o        If you purchase notional amount
                                            certificates and principal is
                                            repaid faster than you anticipate,
                                            you may lose your investment.

                                   See the discussions under the heading
                                   "Yield, Prepayment and Maturity
                                   Considerations" in this free writing
                                   prospectus supplement and in the underlying prospectus supplement for a description of factors that may influence the rate and timing of payments on the underlying mortgage loans and the deposited underlying certificates.

Your Yield Will Be Affected By     The timing of principal distributions on
How Distributions Are Allocated    any class of certificates will be affected
to the Certificates                by a number of factors, including:

                                   o        the extent of prepayments on the
                                            underlying mortgage loans and how
                                            those payments are allocated among
                                            the certificates issued by the
                                            underlying issuing entity,
                                            including the deposited underlying
                                            certificates,

                                   o        how distributions of principal are
                                            allocated among the classes of
                                            offered certificates,

                                   o        whether the servicer exercises its
                                            right to terminate the underlying
                                            issuing entity,

                                   o        the rate and timing of payment
                                            defaults and losses on the
                                            underlying mortgage loans, and


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

                                   o        repurchases of the underlying
                                            mortgage loans as a result of
                                            material breaches of
                                            representations and warranties or
                                            due to modifications of the
                                            mortgage rates.

                                   Because distributions on the offered
                                   certificates are dependent upon the
                                   distributions on the deposited underlying certificates, which in turn depend upon the payments on the underlying mortgage loans, we cannot guarantee the amount of any particular distribution or the amount of time that will elapse before the issuing entity is terminated.

                                   See "Description of the Certificates --
                                   Principal," and "-- Optional Termination" in this free writing prospectus supplement for a description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool -- Assignment of the Mortgage Loans" in the underlying prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

The Yields on Certain Classes of   The pass-through rate on one or more of the
Certificates May Be Affected by    classes of certificates may be based on
the Level of LIBOR                 LIBOR plus a margin, subject to a cap (such
                                   class, a "floating rate class"). The
                                   pass-through rate on one or more classes of certificates may be based on a fixed rate minus LIBOR (such class, an "inverse floating rate class"). The yields on any floating rate or inverse floating rate classes will be affected by the level of LIBOR. If the level of LIBOR differs from the level you expect, then your yield on these classes of certificates may be lower than you expect. The pass-through rate on the inverse floating rate classes may be as little as 0%.

                                   See "Description of the Certificates --
                                   Interest" for more information.

Credit Enhancement May Not Be      The offered certificates are not insured by
Sufficient to Protect              any financial guaranty insurance policy,
Certificates from Losses           and there is no credit enhancement
                                   mechanism in the trust. The only protection against losses for the offered certificates is the protection afforded to the deposited underlying certificates by the subordinated certificates issued by the underlying issuing entity. Thus, any shortfalls or losses on the deposited underlying certificates will be borne by the offered certificates. Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses to the subordinated certificates issued by the underlying issuing entity until the class certificate balances of such subordinated certificates are reduced to zero. However, these subordinated certificates will provide limited protection against net interest shortfalls and certain categories of realized losses such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts specified in the underlying prospectus supplement and described in this free writing prospectus supplement. Any net interest shortfalls or losses in excess of such amounts will be allocated pro rata to all classes of certificates issued by the underlying issuing entity (including the deposited underlying certificates), even if the principal balances of the subordinated certificates issued by the underlying issuing entity have not been reduced to zero.

                                   If any realized losses, including excess losses, on the underlying mortgage loans are allocated to the deposited underlying certificates, they will be allocated pro rata to the offered certificates (other than the notional amount certificates).

                                   See "Description of the
                                   Certificates--Interest" and "--Allocation of
                                   Losses" in this free writing prospectus supplement for a description of the application of net interest shortfalls and realized losses to the offered certificates, and see "Risk Factors--Credit Enhancement May Not Be Sufficient to
                                   Protect Senior Certificates from Losses" in the underlying prospectus supplement for a description of the risks associated with the credit enhancement of the deposited underlying certificates.

The Ratings of the Offered         The ratings of the offered certificates by
Certificates Are Dependent         the rating agencies are based solely on the
Solely on the Ratings of the       ratings of the deposited underlying
Deposited Underlying Certificates  certificates by those rating agencies.  Any negative change in the ratings of the
                                   deposited underlying certificates will
                                   result in a negative change in the ratings of the offered certificates.

Certificates May Not Be            The offered certificates may not be an
Appropriate for Certain Investors  appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                   o        The yield to maturity of offered
                                            certificates purchased at a price
                                            other than par will be sensitive
                                            to the rate of principal
                                            distributions on, and the weighted
                                            average lives of, the offered
                                            certificates.

                                   o        The rate of principal
                                            distributions on and the weighted
                                            average lives of the offered
                                            certificates will be sensitive to
                                            the rate and timing of principal
                                            payments thereon which will be
                                            sensitive to the rate and timing
                                            of principal payments on the
                                            deposited underlying certificates.
                                            The rate and timing of principal
                                            payments on the deposited
                                            underlying certificates, in turn,
                                            will be sensitive to the uncertain
                                            rate and timing of principal
                                            prepayments on the underlying
                                            mortgage loans and the priority of
                                            principal distributions among the
                                            classes of mortgage pass-through
                                            certificates issued by the
                                            underlying issuing entity.
                                            Accordingly, the offered
                                            certificates may be an
                                            inappropriate investment if you
                                            require a distribution of a
                                            particular amount of principal on
                                            a specific date or an otherwise
                                            predictable stream of
                                            distributions.

                                   o        You may not be able to reinvest
                                            amounts distributed in respect of
                                            principal on an offered
                                            certificate (which, in general,
                                            are expected to be greater during
                                            periods of relatively low interest
                                            rates) at a rate at least as high
                                            as the pass-through rate
                                            applicable to your certificate.


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

                                   o        A secondary market for the offered
                                            certificates may not develop or
                                            provide certificateholders with
                                            liquidity of investment.

                                   You should also carefully consider the
                                   further risks discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in the underlying prospectus supplement, and under the heading "Risk Factors" in the prospectus.

Relocation of the Servicer's       The servicer intends to relocate its
Default Management Services May    default management, collections, and loss
Result in Increased                mitigation functions from Pasadena,
Delinquencies and Defaults Which   California to the Dallas area of Texas in
May Adversely Affect the Yield     2007.  Fewer than 70 of the servicer's
on the Certificates                employees will be affected by this
                                   relocation.  Although certain of these
                                   employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

                                   If a substantial number of employees in
                                   default management services resign prior to the relocation or elect not to relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from Pasadena until the relocation of those services to the Dallas area has been completed and the default management, collections, and loss mitigation functions in the Dallas area are fully operational.


Some statements contained in or incorporated by reference in this free writing prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

              Description of the Deposited Underlying Certificates

The Deposited Underlying Certificates

      All of the information contained in this free prospectus supplement with respect to the Deposited Underlying Certificates (as defined below) is derived from information contained in the prospectus supplement, dated February 27, 2006, as supplemented by the supplement, dated March 3, 2006, related to the Deposited Underlying Certificates, attached to this free writing prospectus supplement (the "Underlying Prospectus Supplement"). The related prospectus supplement will contain information obtained from the most recently available monthly statement provided by the Underlying Trustee.

      The assets of the IndyMac MBS, Inc. Residential Asset Securitization Trust 2006-R2 (the "Trust") will consist of a percentage interest in the IndyMac MBS, Inc., Residential Asset Securitization Trust 2006-A1, Mortgage Pass-Through Certificates, Series 2006-A (the "Underlying Issuing Entity"), Class 1-A-1 and Class 1-A-3 (the "Deposited Underlying Certificates") issued pursuant to a pooling and servicing agreement, dated as of February 1, 2006 (the "Underlying Agreement"), among IndyMac MBS, Inc., as depositor, IndyMac, F.S.B., as seller and as servicer, and Deutsche Bank National Trust Company, as trustee (in such capacity, the "Underlying Trustee").

      The Deposited Underlying Certificates evidence senior interests in aggregate loan group I ("Aggregate Loan Group I") of the Underlying Issuing Entity created by the Underlying Agreement and were issued together with certain other classes of senior certificates related to Aggregate Loan Group I (collectively, the "Underlying Senior Certificates") and other classes of senior certificates related to the other aggregate loan group, certain classes of subordinated certificates related to Aggregate Loan Group I (the "Underlying Subordinated Certificates") and other classes of subordinated certificates related to the other aggregate loan group, and certain residual interests. Aggregate Loan Group I consists primarily of a pool of conventional, fixed-rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties.

      The Issuing Entity will be entitled to receive all distributions on the Deposited Underlying Certificates due after the distributions made to these certificates for the Underlying Distribution Date occurring in October 2006.

Assignment of the Deposited Underlying Certificates to the Trust;
Representations and Warranties

      Morgan Stanley & Co. Incorporated (the "Underlying Certificate Seller") acquired the Deposited Underlying Certificates in secondary market transactions and on the closing date, pursuant to a bill of sale, will convey the Deposited Underlying Certificates, together with the right to receive all distributions due thereon after the Underlying Distribution Date in October 2006, to IndyMac MBS, Inc., as depositor (the "Depositor"). In turn, the Depositor will, on the closing date, convey the Deposited Underlying Certificates to Deutsche Bank National Trust Company, as trustee (the "Trustee") under the Trust Agreement (as defined below). The Trustee will hold the Deposited Underlying Certificates through the book-entry facilities of The Depository Trust Company ("DTC").

      The Underlying Certificate Seller will represent and warrant to the Depositor and the Trustee in the Trust Agreement as of the closing date that (i) the Underlying Certificate Seller was the sole owner of the Deposited Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind; (ii) the Underlying Certificate Seller had not assigned any interest in any Deposited Underlying Certificates or any distributions thereon, except as contemplated in the Trust Agreement; and (iii) the endorsements and other documents furnished to the Trustee in connection with the Deposited Underlying Certificates are sufficient to effect their transfer to the Trustee. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the Deposited Underlying Certificates, the Underlying Certificate Seller, the Depositor, or the Trustee shall give prompt written notice to the others and to the Certificateholders. On or prior to the Distribution Date in December 2006, the Underlying Certificate Seller will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase such Deposited Underlying Certificates if so directed in writing by holders of at least 51% of the Percentage Interests of each class of Offered Certificates. The "Percentage Interest" for any class of Offered Certificates will equal the percentage obtained by dividing the certificate balance of such Certificate by the Class Certificate Balance of such class of certificates.

The Underlying Mortgage Loans

      All of the information contained in this free writing prospectus supplement with respect to the Underlying Mortgage Loans is based solely on information contained in the Underlying Prospectus Supplement.

      The information set forth on pages S-3 through S-4 and pages S-27 through S-29 and Schedule 1 of the Underlying Prospectus Supplement summarize certain characteristics of the Underlying Mortgage Loans as of February 1, 2006 (the "Reference Date"). The prospectus supplement for this transaction will contain updated information regarding certain characteristics of the Underlying Mortgage Loans. Prior to issuance of the Offered Certificates certain of the Underlying Mortgage Loans may be (or may have been) prepaid in full or in part or may be repurchased as described in the Underlying Prospectus Supplement. The representations and warranties made with respect to the Underlying Mortgage Loans at the time of formation of the Underlying Issuing Entity will not be brought down or otherwise updated in connection with the formation of the Issuing Entity.

                                   The Seller

      Morgan Stanley & Co. Incorporated ("Morgan Stanley") will be the Seller of the Deposited Underlying Certificates. Morgan Stanley & Co. Incorporated ("MS&Co."), together with its wholly owned subsidiaries (the "Company") provides a wide range of financial and securities services. Its businesses include securities underwriting and distribution, financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance; sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products including foreign exchange. The Company provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals.

      Morgan Stanley is also the underwriter of the underlying trust and the issuing entity.

                                Static Pool Data

      Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B., the seller of the Underlying Mortgage Loans, is available on the internet at http://regab.indymacbank.com. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool vary from each other as well as from the Underlying Mortgage Loans. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Underlying Mortgage Loans.

      This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Underlying Mortgage Loans and that were established before January 1, 2006; or

o in the case of information regarding the Underlying Mortgage Loans, information about the Underlying Mortgage Loans for periods before January 1, 2006.

                                  The Depositor

      The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               The Issuing Entity

      In connection with the issuance of the certificates, the Depositor will have formed the Residential Asset Securitization Trust 2006-R2, a common law trust created under the laws of the State of New York pursuant to the Trust Agreement. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this free writing prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus supplement. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

      Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether the Issuing Entity would be characterized as a "business trust."

                                   The Trustee

      Deutsche Bank National Trust Company ("DBNTC") will act as trustee (in such capacity, the "Trustee"), calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions since 1991. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as Trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the Trust Agreement.

      The Depositor may maintain other banking relationships in the ordinary course of business with DBNTC. Offered certificates may be surrendered at the offices designated by the Trustee from time to time for such purchases, which as of the closing date is of the Trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the Trustee designates from time to time. Correspondence may be directed to the Trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06R2. Certificateholders may access monthly statements from the Trustee's website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the Trustee's investor relations desk at (800) 735-7777.

      In addition to the duties described elsewhere in this free writing prospectus supplement and the prospectus, the Trustee will perform many services on behalf of the issuing entity pursuant to the Trust Agreement. The Trustee will be responsible for (x) calculating and paying principal and interest distributions to the certificateholders, (y) preparing and filing all income tax returns on behalf of the issuing entity and (z) the preparation of monthly statements to certificateholders.

      The Trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the Trustee will not be liable, individually or as Trustee,

o for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts,

o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the trustee under the Trust Agreement,

o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement, or

o for any loss on any investment of funds pursuant to the Trust Agreement (other than as issuer of the investment security).

      The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The Trustee may at any time resign by giving written notice of resignation to the Depositor and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The Depositor may remove the Trustee and appoint a successor trustee if:

      o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

      o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

      o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee, or

      o during the period in which the depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the trustee fails to comply with its related obligations, as described in the Trust Agreement.

      In addition, the holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates (without regard to any certificate guaranty insurance policy.

                         Description of the Certificates

      The certificates will be issued pursuant to the trust agreement among the Depositor, Underlying Certificate Seller and the Trustee (the "Trust Agreement"). The following sections of this free writing prospectus supplement are summaries of certain of the material terms of the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

      The certificates of a series will consist of one or more classes of certificates (the "Class A Certificates") and the Class A-R Certificates (together with the Class A Certificates, the "senior certificates").

      The "Class Certificate Balance" of any class of certificates (other than any Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

o the amount of Underlying Realized Losses allocated to that class, increased by the amount of increase in the certificate balance of the Deposited Underlying Certificates due to the receipt of Subsequent Recoveries on the Underlying Mortgage Loans.

      The Notional Amount Certificates, if any, do not have Class Certificate Balances and are not entitled to any distributions in respect of principal on the Underlying Mortgage Loans.

      The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

      If so specified in the prospectus supplement, the issuing entity may issue one or more classes of certificates that will not bear interest on their respective Class Certificate Balances but will bear interest on their respective notional amounts (collectively referred to as the "Notional Amount Certificates"). The "Notional Amount" of a class of Notional Amount Certificates will be as described in the related prospectus supplement.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances or Notional Amounts in the amount as described in the final prospectus supplement for a particular issuing entity and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry

Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Trust Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the Trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Description of the Securities -- Global, Clearance, Settlement And Tax Documentation Procedures" in the attached prospectus.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the

Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the attached prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the Trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Trust Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the Trust Agreement), beneficial owners having not less than 51% of the voting rights (as defined in the Trust Agreement) evidenced by the offered certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the Trust Agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The certificates for a particular series may include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR Certificates"). LIBOR applicable to an interest accrual period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the attached prospectus under "Description of the Securities--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the attached prospectus, LIBOR for the next interest accrual period will be specified in the related prospectus supplement.

Deposits to the Distribution Account

      On or prior to the closing date, the Trustee will establish an account (the "Distribution Account"), which will be maintained in trust for the benefit of the certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of the Deposited Underlying Certificates. It is expected that payments on the Deposited Underlying Certificates will be received by the Trustee on each Distribution Date and will then be used to make distributions on that day to Certificateholders as described below.

Withdrawals From the Distribution Account

      The Trustee is permitted from time to time to withdraw funds from the Distribution Account for the following purposes:

      o     to make distributions to the Certificateholders,

      o     to pay any taxes imposed on the Issuing Entity,

      o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein and

      o to clear and terminate the Distribution Account upon termination of the Trust Agreement.

Distributions

      Distributions on the Deposited Underlying Certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day (each, an "Underlying Distribution Date"). We will make distributions on the certificates on the same day (each, a "Distribution Date"). We will make distributions on each Distribution Date to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (each, a "Record Date").

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or, in the case of a certificateholder who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the Trustee.

Priority of Distributions Among Certificates

      As more fully described in the related prospectus supplement, distributions of interest on each interest-bearing class of Offered Certificates will be made on each Distribution Date from Available Interest Funds. Similarly, Available Principal Funds will be distributed on each Distribution Date as principal on the class of Offered Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates--Principal" in this free writing prospectus supplement.

      "Available Interest Funds" with respect to any Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on the Deposited Underlying Certificates.

      "Available Principal Funds" with respect to any Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on the Deposited Underlying Certificates.

      "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) Available Interest Funds and (ii) Available Principal Funds for such Distribution Date.

Interest

      The pass-through rates for each class of certificates entitled to receive distributions of interest will be specified in the related prospectus supplement.

      On each Distribution Date, each class of certificates will be entitled to receive from Available Interest Funds an amount allocable to interest (as to each such class, the "Interest Distribution Amount") with respect to the related interest accrual period. The Interest Distribution Amount for any interest-bearing class of Offered Certificates will be equal to the sum of (i) interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts").

      If the interest entitlement of the Deposited Underlying Certificates is reduced as provided in the Underlying Agreement, the interest entitlement of each interest-bearing class of certificates for the corresponding interest accrual period will be reduced proportionately. A reduction in such interest entitlement may result from Relief Act Reductions, Special Hazard Losses, Fraud Losses or Bankruptcy Losses (each as defined in the Underlying Prospectus Supplement) in excess of the coverages for such losses provided by the Underlying Subordinated Certificates, or Net Prepayment Interest Shortfalls (as defined in the Underlying Prospectus Supplement). See "Description of the Certificates--Interest" in the Underlying Prospectus Supplement.

Principal

      On each Distribution Date, Available Principal Funds will be distributed as described in the related prospectus supplement.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the other classes of certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, all Realized Losses (including Excess Losses) (each as defined in the Underlying Prospectus Supplement) that are allocated to the Deposited Underlying Certificates (collectively, "Underlying Realized Losses") will be allocated to the classes of Offered Certificates (other than the Notional Amount Certificates) in the manner described in the prospectus supplement.

      Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of such certificates that are entitled to receive principal later bear a greater risk of being allocated Underlying Realized Losses than holders of classes that are entitled to receive principal earlier.

                  Yield, Prepayment and Maturity Considerations

Prepayment Considerations and Risks

      If the purchaser of an Offered Certificate offered at a discount calculates the anticipated yield to maturity of such certificate based on an assumed rate of payment of principal that is faster than that actually received, the actual yield to maturity will be lower than that so calculated. If the purchaser of an offered notional amount certificate or another Offered Certificate offered at a premium calculates the anticipated yield to maturity of such certificate based on an assumed rate of payment of principal that is slower than that actually received, the actual yield to maturity will be lower than that so calculated. Investors in the notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the Deposited Underlying Certificates resulting from a rapid rate of principal payments on the Underlying Mortgage Loans could result in the failure of such investors to recover their initial investments.

      The yield to maturity of the Offered Certificates and the aggregate amount of distributions on the Offered Certificates will be related to the timing and amount of principal payments on the Deposited Underlying Certificates, which will be related to the rate of payment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments to the Deposited Underlying Certificates in accordance with the priorities discussed in the Underlying Prospectus Supplement. See "Description of the Certificates--Interest" and "--Principal" in the Underlying Prospectus Supplement and "Description of the Deposited Underlying Certificates" in this free writing prospectus supplement. The rate of principal payments on the Underlying Mortgage Loans will be affected by the amortization schedules of the Underlying Mortgage Loans and by the timing and amount of principal prepayments thereon. Because the rate of payment of principal of the Underlying Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Underlying Mortgage Loans included in the underlying mortgage pool as described under "The Mortgage Pool--General" and "--Underwriting Process" in the Underlying Prospectus Supplement. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Underlying Mortgage Loans, the Underlying Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Underlying Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Underlying Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Underlying Mortgage Loans in stable or changing interest rate environments.

      See "Yield, Prepayment and Maturity Considerations" in the Underlying Prospectus Supplement for a description of additional prepayment considerations and risks related to the Underlying Mortgage Loans and the Deposited Underlying Certificates.

                                Tax Consequences

      The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                              ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the prospectus.

                             Index of Defined Terms

Available Funds....................................20
Available Interest Funds...........................20
Available Principal Funds..........................20
BBA................................................18
Book-Entry Certificates............................14
Calculation Agent..................................18
Certificate Owners.................................14
CI 16
Class Certificate Balance..........................14
Clearstream, Luxembourg............................16
Cooperative........................................17
DBC................................................16
Definitive Certificate.............................15
Deposited Underlying Certificates..................10
Depositor..........................................10
Distribution Account...............................19
Distribution Date..................................19
DTC............................................10, 14
DTC Rules..........................................15
ERISA..............................................22
Euroclear..........................................14
Euroclear Operator.................................17
Euroclear Participants.............................17
European Depositaries..............................15
Exemption..........................................22
Financial Intermediary.............................15
Goldman Sachs......................................11
Indirect Participants..............................15
Interest Distribution Amount.......................20
Interest Settlement Rate...........................18
LIBOR..............................................18
LIBOR Determination Date...........................18
London Business Day................................19
Moneyline Telerate Page 3750.......................19
New CI.............................................16
Notional Amount....................................14
Notional Amount Certificates.......................14
Participants.......................................15
Plan...............................................22
Record Date........................................19
Reference Date.....................................11
Relevant Depositary................................15
senior certificates................................14
Terms and Conditions...............................17
Trust..............................................10
Trustee............................................10
Underlying Agreement...............................10
Underlying Certificate Seller......................10
Underlying Distribution Date.......................19
Underlying Issuing Entity..........................10
Underlying Mortgage Loans..........................10
Underlying Prospectus Supplement...................10
Underlying Realized Losses.........................21
Underlying Senior Certificates.....................10
Underlying Subordinated Certificates...............10
Underlying Trustee.................................10
Unpaid Interest Amounts............................20

                                                                         Annex I
                                                                         -------



                                   PROSPECTUS


            [Previously filed on EDGAR under file number 333-132042]